EXHIBIT 23.1

Consent of Independent Auditors

The Board of Directors

Performance Food Group Company:

We consent to incorporation by reference in the registration statement on Form S-8 of Performance Food Group Company of our reports dated February 3, 2003, relating to the consolidated balance sheets of Performance Food Group Company and subsidiaries as of December 28, 2002 and December 29, 2001, the related consolidated statements of earnings, shareholders' equity and cash flows for each of the fiscal years in the three-year period ended December 28, 2002, and the related financial statement schedule, which reports are included in the December 28, 2002 annual report on Form 10-K of Performance Food Group Company, incorporated by reference into the registration statement.

Our reports covering the consolidated financial statements and related financial statement schedule refer to changes in accounting for business combinations and goodwill and other intangibles.

/s/ KPMG LLP

Richmond, Virginia

May 8, 2003